News Release: IMMEDIATE RELEASE

For further information, contact:

Suzie Singer, Corporate Communications	812.376.1917
Greg Ehlinger, CFO	812.379.7603
Conference call, 12:00 P.M., EDT, April 4, 2005	888.867.5802
Available post-call on: Replay through April 7, 2005 at 877.213.9653 (passcode: 11375260#) and at http://www.irwinfinancial.com/ir-set.html

IRWIN FINANCIAL CORPORATION PROVIDES GUIDANCE ON FIRST QUARTER AND FULL YEAR EARNINGS

  First Quarter EPS Likely to be Small Loss Due to Loss in Mortgage Segment; Other Segments on-Plan
  Unrecognized Market Value in Servicing Portfolio Approximately $25 Million Above GAAP Carrying Value; Plans in Place to Capture a Portion of the Gain
  Management Currently Expects EPS to Return to Plan for Remainder of 2005

COLUMBUS, IN, April 4, 2005 - Irwin Financial Corporation (NYSE: IFC), a bank holding company focusing on mortgage banking, small business and home equity lending, today announced that it expects to report a small loss in the first quarter. These results are due principally to losses in the mortgage segment resulting from the interest rate environment and the generally accepted accounting principal (GAAP) cap on the valuation of mortgage servicing rights (MSR). Results for the Corporation's other segments are on plan. Management currently expects EPS to return to its original plan for the remainder of the year. However, without additional increases in interest rates, profitability in the remaining three quarters is not expected to offset the loss in the first quarter enough to produce full year earnings in excess of what was earned in 2004. The Corporation's capital remains strong.

"We are obviously very disappointed by these short-term results," noted Irwin Financial Chairman Will Miller. "However, I view them as transitory and not wholly unanticipated. We have noted for years that the mark-to-market and lower-of-cost-or-market cap on the carrying value of servicing rights required under GAAP would likely create this outcome at some point. Although difficult, I believe we are making the right decisions in our mortgage banking business to bring it back to profitability, and I am pleased that we have preserved meaningful value in the servicing portfolio above its carrying basis."

During the first quarter, the Corporation was negatively affected by four factors:

  Long-term interest rates moved in a wide band during the first quarter with mortgage rates as low as 4.88 percent in early February and as high as 5.65 percent near the end of March. While management was expecting rising rates, this intra-quarter volatility made the servicing hedge less effective than it has been in the past because the rate volatility required hedge repositioning. The costs of hedge repositioning served to offset the increase in net GAAP value of our MSRs during the second half of the quarter.
  As noted above, reported results will reflect the lower-of-cost-or-market (LOCOM) cap on the valuation of servicing rights that is imposed by GAAP. Hedges are used to protect against falling rates, understanding that if rates rise, at times a hedge loss will be booked without the corresponding offset of a write-up in MSR value under GAAP. Management does this because the economic or market value of the MSRs will increase as rates rise in spite of the accounting cap, providing the opportunity to sell servicing to realize this value in future periods. This increase in economic value occurred during the last weeks of the first quarter. To realize a portion of this economic value and reduce overall risk to servicing valuation swings, a small amount of the portfolio was sold during the quarter. Management expects to have additional sales over the course of 2005 to reduce MSR risk and to recognize a portion of the difference between market value of the servicing asset and its GAAP-based carrying value.
  In addition, spread compression between mortgage and swap rates continued to negatively affect the company. During the first quarter, spreads between mortgages and swaps used to hedge the MSR declined another 20 basis points. This spread compression had a direct, negative effect on our net hedge effectiveness. At the beginning of the second quarter, management re-structured its hedge profile to lengthen the duration of the derivatives, reflecting the relatively better performance over recent periods of longer-term swaps against mortgages.
  Mortgage loan origination profitability continues to be challenged by overcapacity in the industry and, more specifically, at Irwin Mortgage. As announced in mid-March, the company has taken steps to pare its origination capacity strategically in order to concentrate on the growth of its most profitable channels in wholesale, correspondent and consumer direct lending while sharpening its focus in traditional retail lending to serve low- to moderate-income homebuyers and emerging market customers.

Management expects the mortgage company to return to profitability over the course of the year based on the combination of actions described above. The actual level of profitability will depend in part on the direction of interest rates. Further increases in rates will increase MSR values and provide larger potential gains from planned MSR sales.

Chairman Miller continued, "I am pleased to report that our other segments - commercial banking, home equity lending and commercial finance - are expected to report results for the first quarter in line with our earlier expectations. In addition, our capital levels remain very strong. Our capital strength has been important in this period of transition for the mortgage bank and positions us well for growth in the near future.

The Corporation will host a conference call to discuss this guidance at 12:00 EDT on April 4. The call can be joined at 888.867.5802.

About Irwin Financial

Irwin® Financial Corporation (http://www.irwinfinancial.com) is a bank holding company with a history tracing to 1871. The Corporation, through its principal lines of business - Irwin Mortgage Corporation, Irwin Union Bank, Irwin Home Equity Corporation and Irwin Commercial Finance - provides a broad range of financial services to consumers and small businesses in selected markets in the United States and Canada.

About Forward-Looking Statements

This press release contains forward-looking statements and estimates that are based on management's expectations, estimates, projections and assumptions. These statements and estimates include but are not limited to earnings estimates and projections of financial performance and profitability, and projections of business strategies and future activities. These statements involve inherent risks and uncertainties that are difficult to predict and are not guarantees of future performance. Words that convey our beliefs, views, expectations, assumptions, estimates, forecasts, outlook and projections or similar language, or that indicate events we believe could, would, should, may or will occur (or might not occur) or are likely (or unlikely) to occur, and similar expressions are intended to identify forward-looking statements, which may include, among other things:

  Statements and assumptions relating to projected growth in our earnings, projected loan originations, portfolio sales and the relative performance of our lines of business;
  Statements and assumptions relating to projected trends or potential changes in our asset quality, loan delinquencies, charge-offs, reserves and asset valuations, including valuations of our servicing portfolio; and
  Any other statements that are not historical facts.

Actual future results may differ materially from what is projected due to a variety of factors including: potential changes in, volatility and relative movement (basis risk) of interest rates, which may affect consumer demand for our products and the success of our interest rate risk management strategies; staffing fluctuations in response to product demand; the relative profitability of our lending operations; the valuation and management of our servicing and derivatives portfolios, including assumptions we embed in the valuation and short-term swings in the valuation of such portfolios due to quarter-end movements in secondary market interest rates, which are inherently volatile; borrowers' refinancing opportunities, which may affect the prepayment assumptions used in our valuation estimates and may affect loan demand; unanticipated deterioration in the credit quality of our loan assets; unanticipated deterioration in or changes in estimates of the carrying value of our other assets; difficulties in delivering loans to the secondary market or selling servicing rights as planned; difficulties in expanding our business and obtaining funding as needed; competition from other financial service providers for experienced managers as well as for customers; changes in variable compensation plans related to the performance and valuation of lines of business where we have compensation systems tied to line-of-business performance; unanticipated outcomes in litigation; legislative or regulatory changes, including changes in tax laws or regulations, changes in the interpretation of regulatory capital rules, changes in consumer or commercial lending rules or rules affecting corporate governance, and the availability of resources to address these rules; changes in applicable accounting policies or principles or their application to our businesses or final audit adjustments; or governmental changes in monetary or fiscal policies.

We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent periodic reports we file with the Securities and Exchange Commission.

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